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                                    July 27, 1999

Pacific Community Banking Group
23332 Mill Creek Drive, Suite 230
Laguna Hills, California  92653

     Re:   Registration Statement on Form S-1 (File No. 333-76403)

     Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1, as amended, filed under the Securities Act of 1933, as amended (the "Securities Act"), by Pacific Community Banking Group, a California corporation (the "Company"), with the Securities and Exchange Commission relating to the registration under the Securities Act of 4,305,000 shares of the Company's common stock (the "Shares"). The Registration Statement includes (i) up to 1,276,430 authorized but unissued shares being offered by the Company and (ii) 3,028,570 shares being offered by shareholders of the Company (the "Selling Shareholders"). The Selling Shareholders will sell their Shares upon the exchange of shares of Valley Bank and The Bank of Hemet (each a California corporation) held by them for shares of Pacific Community Banking Group, pursuant to a First Restatement of Agreement and Plan of Reorganization between The Bank of Hemet and the Company, dated January 5, 1999, as amended, and a First Restatement of Agreement and Plan of Reorganization between Valley Bank and the Company dated January 5, 1999, as amended (collectively, the "Acquisition Agreements"). The Shares will be sold to certain underwriters for resale to the public.

     As counsel to the Company, we have examined the proceedings taken and proposed to be taken by the Company in connection with the proposed issuance and sale by the Company of the Shares and the sale of Shares by the Selling Shareholder. We have examined the Registration Statement. We have also examined the Acquisition Agreements.

     We are of the opinion that (a) the Shares to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable, and (b) the Shares to be offered and sold by the Selling Shareholders have been duly authorized and, upon the surrender of the shares of The Bank of Hemet and Valley Bank in exchange therefor in accordance with the Acquisition Agreements, will be validly issued, fully paid and nonassessable.




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Pacific Community Banking Group
July 27, 1999
Page 2

     We consent to the use of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ Morrison & Foerster LLP